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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 5, 2001


                         Commission File Number 1-09623

                                IVAX CORPORATION

            Florida                                              16-1003559
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(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                  4400 Biscayne Boulevard, Miami, Florida 33137
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               (Address of principal executive offices) (Zip Code)

                                 (305) 575-6000
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              (Registrant's telephone number, including area code)




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ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

On May 31, 2001 IVAX Corporation launched a tender offer in Chile for all of the outstanding shares of Laboratorio Chile S.A., and simultaneously launched a tender offer in the United States for all of the outstanding American Depository Shares ("ADSs") and all of the outstanding shares of Laboratorio Chile held by U.S. holders. On July 6, 2001, IVAX announced the successful completion of the tender offers and its acceptance of all validly tendered shares and ADSs of Laboratorio Chile S.A., representing approximately 99.6% of the outstanding shares, including shares represented by ADSs. IVAX purchased shares of common stock for US$1.25 per share and ADSs for US$25.00 per ADS. The aggregate purchase price of approximately $394,000,000 was paid from IVAX' cash on hand.

Laboratorio Chile was, at the time of purchase, the largest Chilean pharmaceutical company in revenue terms and also among the major pharmaceutical companies in Argentina and Peru. Laboratorio Chile manufactures, markets and sells a broad line of more than 900 branded and brand equivalent products in Chile, Argentina and Peru. Its main products are to treat respiratory and infectious diseases, but it also has strong franchises with cardiovascular, neurological and gynecological products.

ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

The financial statements required by this item will be filed no later than 60 days after the date that the initial report on Form 8-K must be filed.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        IVAX CORPORATION



         Date:  July 20, 2001           By: /s/ Thomas E. Beier
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                                            Thomas E. Beier
                                            Senior Vice President-Finance
                                            Chief Financial Officer













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